UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: April 9, 2012

(Date of earliest event reported)

Umpqua Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation or Organization)	000-25597 (Commission File Number)	93-1261319 (I.R.S. Employer Identification Number)

One SW Columbia Street, Suite 1200

Portland, Oregon 97258

(address of Principal Executive Offices)(Zip Code)

(503) 727-4100

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 9, 2012, Umpqua Bank, wholly owned subsidiary of Umpqua Holdings Corporation, entered into a definitive Agreement and Plan of Reorganization (the “Merger Agreement”) with American Perspective Bank, a California state-chartered bank headquartered in San Luis Obispo. The Merger Agreement provides for a business combination whereby American Perspective Bank will merge with a wholly owned acquisition subsidiary of Umpqua Bank, immediately followed by the merger of American Perspective Bank with and into Umpqua Bank, with Umpqua Bank the surviving bank. The Boards of Directors of American Perspective Bank and Umpqua Bank have approved the Merger Agreement and the related transactions. Pursuant to the Merger Agreement, each outstanding share of common stock of American Perspective Bank will be converted into the right to receive $10.00 per share in cash, without interest.

Umpqua Bank and American Perspective Bank have made customary representations, warranties and covenants in the Merger Agreement including, among others, covenants (i) to use reasonable best efforts to obtain any necessary regulatory approvals; (ii) not to take any actions that would reasonably be expected to materially delay regulatory approvals and (iii) for American Perspective Bank to conduct its business in the ordinary course of business during the interim period between the execution of the Merger Agreement and consummation of the merger. Consummation of the merger is subject to approval of American Perspective Bank’s shareholders and the receipt of all regulatory approvals, as well as other customary conditions including, among others, the absence of any injunction or other legal prohibition on the completion of the merger. The Merger Agreement provides termination rights for both Umpqua Bank and American Perspective Bank, and further provides that upon termination of the Merger Agreement under certain circumstances, American Perspective Bank will be obligated to pay Umpqua Bank a termination fee of $1,600,000.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of that agreement and were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties will not survive consummation of the Merger, unless otherwise specified in the Merger Agreement, and were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide information regarding the terms of the Merger Agreement, and not to provide any other factual information regarding the parties, their respective affiliates or their respective businesses.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

Umpqua Holdings Corporation has prepared an Investor Presentation with information about the American Perspective Bank transaction. On April 10, 2012, Umpqua Holdings Corporation posted the Investor Presentation on its website. The slide presentation is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference. The information under this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement or other document filed by Umpqua Holdings Corporation under the Securities Act of 1933, as amended, unless specifically identified as being incorporated by reference.

Item 8.01	Other Events.

On April 10, 2012, Umpqua Bank issued a press release regarding the execution of the Merger Agreement. The press release is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	2.1	Agreement and Plan of Reorganization dated April 9, 2012
	99.1	Investor Presentation dated April 10, 2012
	99.2	Press Release dated April 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION
Dated: April 9, 2012	By:/s/ Ron Farnsworth Ron Farnsworth Executive Vice President / Chief Financial Officer